UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2016

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(602) 414-9300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities

The information set forth in Item 2.06 of this Current Report on Form 8-K is incorporated by reference into this Item 2.05.

Item 2.06.    Material Impairments

On November 10, 2016, the Board of Directors of First Solar, Inc. (“First Solar” or the “Company”) approved a set of initiatives intended to accelerate the Company’s transition to Series 6 module manufacturing and restructure its operations in order to reduce costs and align the Company’s organization with its long-term strategic plan. Accordingly, the Company expects to upgrade and replace its existing manufacturing fleet over time with Series 6 manufacturing equipment, thereby enabling the production of solar modules with a larger form factor, better product attributes, and a lower cost structure. These initiatives to accelerate production of a more competitive product were approved in light of the current market environment, which is characterized by decreases in demand, increases in sector manufacturing capacity, and declines in module average selling prices.

The restructuring and related initiatives are expected to result in pre-tax charges between $500 million and $700 million, including: (i) between $350 million and $450 million in asset impairments and other charges related to Series 4 and Series 5 manufacturing equipment at the Company’s Perrysburg, Ohio and Kulim, Malaysia manufacturing facilities and the cancellation of open purchase orders; (ii) between $125 million and $135 million in asset impairments and other charges related to stored Series 4 manufacturing equipment originally intended for use in previously planned manufacturing capacity expansions; (iii) between $10 million and $15 million in employee severance charges; (iv) up to $80 million of goodwill impairments; and (v) between $15 million and $20 million of other charges associated with these actions. Such pre-tax restructuring and asset impairment charges are expected to have an offsetting tax benefit between $50 million and $100 million.

As part of these initiatives, First Solar will substantially reduce its workforce at its domestic and international manufacturing facilities. These actions, combined with additional reductions in administrative and other staff, are expected to reduce First Solar’s workforce by approximately 1,600 associates, or 27% of its approximately 6,000 global total.

The above-referenced charges will be incurred primarily in the fourth quarter of 2016 with remaining amounts being incurred in 2017 and 2018. Of these expected charges, between $70 million and $100 million are expected to result in cash expenditures.

Item 7.01.    Regulation FD Disclosure

On November 16, 2016, First Solar issued a press release regarding the above-referenced initiatives and updated 2016 guidance and full-year 2017 guidance, and will hold a conference call regarding these initiatives and such guidance. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 of Form 8-K and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of First Solar, Inc. dated November 16, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: November 16, 2016	By:	/s/ ALEXANDER R. BRADLEY
	Name:	Alexander R. Bradley
	Title:	Chief Financial Officer

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